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                                                                   Exhibit 10.70

                LEASE SCHEDULE NO. 1 TO MASTER LEASE AGREEMENT
                                (With Options)

     THIS LEASE SCHEDULE NO. 1 ("Lease Schedule") is attached to and made a part of the Master Lease Agreement ("Lease") between PDS GAMING CORPORATION-NEVADA, a Nevada corporation dba PDS GAMING, its successors and assigns ("Lessor"), and PIONEER HOTEL, INC., a Nevada corporation ("Lessee"), dated December 29, 2000.

     1.   DEFINITIONS. Terms not otherwise defined in this Lease Schedule shall
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have the meaning attributed to such terms in the Lease.

     2.   DESCRIPTION OF EQUIPMENT. The equipment listed on Attachment "A" to
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this Lease Schedule (the "Equipment") is added to the equipment leased under the
Lease and made subject to the provisions of the Lease. The capitalized cost of the Equipment is $2,500,000.00 ("Capitalized Equipment Cost").

     3.   COMMENCEMENT DATE. The Commencement Date for the Equipment leased
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under this Lease Schedule shall be the Acceptance Date set forth in the
Certificate of Delivery, Installation and Acceptance executed by Lessee in connection with this Lease Schedule.

     4.   TERM. The Term shall commence on the Commencement Date and shall
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continue for 48 consecutive months. Except for an early termination as a result of Lessee's exercise of the Purchase Option, this Lease Schedule shall be non-cancelable for the duration of the Term or any Renewal Term (defined below).

     5.   BASIC RENT AND PAYMENTS. The Basic Rent due each month during the Term
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for the Equipment is as follows:
               a. The first payment of basic rent (not including applicable taxes) under this Lease Schedule in an amount equal to $59,365.74 ("Basic Rent") shall be initially due and payable on the Commencement Date.
               b. Subsequent to the first payment, Lessor shall invoice Lessee (based on a pro-rata daily rental rate) to effectuate a change in the initial Basic Rent due date to the [_] 1/st/ / [_] 15/th/ (check one) day of the month.
               c. The second payment of Basic Rent shall be due and payable on the same calendar day of the subsequent month. All remaining payments of Basic Rent shall be due and payable on the same calendar day of each month for the remainder of the Term.
               d. In addition to the monthly Basic Rent due as set forth above, Lessee agrees to pay and indemnify Lessor for, and hold Lessor harmless from and against all taxes, assessments, fees and charges (hereinafter called "Imposts") together with any penalties, fines or interest thereon levied and imposed by any governmental agency or unit (state, local, federal, domestic or foreign), regardless of party assessed against: (i) with respect to the Lease or this Lease Schedule; (ii) upon the Equipment, its value or any interest of Lessor and/or Lessee therein; (iii) upon or on account of any sale, rental, purchase, ownership, possession, use, operation, maintenance, delivery or return of the Equipment, or value added thereto, other than taxes imposed on or measured by the net income or capital of Lessor. The amount of the Impost shall be Supplemental Rent to be paid by Lessee upon Lessor's demand. If any Impost relates to a period during the Term (as defined above), Renewal Term (defined below) or Automatic Renewal Term (defined below) (no matter when it is assessed) then Lessee's liability for such Impost shall continue, notwithstanding the expiration or termination of the Lease or this Lease Schedule, until all such Imposts are paid in full by Lessee.

     6.   OPTIONS AND NOTICE.
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               a.   If Lessee has not been in default under the Term (as defined above), Renewal Term (defined below) or Automatic Renewal Term (defined below) of the Lease or this Lease Schedule, Lessor grants Lessee the following option(s):

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                    (i)    Purchase Option: At the expiration of the Term,
Renewal Term or Automatic Renewal Term or in the event of an early termination as a result of Lessee exercising the Purchase Option (each a "Termination Event"), Lessee may purchase all but not less than all of the Equipment described in the Lease Schedule for the fair market value of the Equipment as of the date of Termination Event. The fair market value shall be mutually agreed upon by PDS and Lessee, or if no fair market value can be agreed upon, the fair market value shall be determined by an independent appraiser mutually selected by PDS and Lessee. At any time during the Term, Renewal Term or Automatic Renewal Term, Lessee shall have the right to exercise the Purchase Option. At least five (5) days prior to Lessee's anticipated purchase of the Equipment, Lessee shall give written notice to PDS of Lessee's election to exercise the Purchase Option.
                    (ii) Renewal Option: At the expiration of the Term, Lessee may renew the Lease Term for a period of 12 months ("Renewal Term") at the then fair market rental. The fair market rental shall be mutually agreed upon by PDS and Lessee, or if no fair market rental can by agreed upon, than the Lessee shall either Purchase the Equipment pursuant to Section 6 a. (i) or return the Equipment.
                    (iii) Option to Return Equipment: At the expiration of the Term, Renewal Term or Automatic Renewal Term, Lessee may return the Equipment to Lessor at a facility designated by Lessor, according to the terms of the Lease.

               b. Unless otherwise specified above, Lessee must give written notice of the exercise of any option 120 days prior to the expiration of a term. If written notice of exercise of any Purchase Option or Renewal Option is not received within a notification period as specified herein, the applicable term shall be automatically renewed for an additional 120 days at the most recent Basic Rent as set forth under the Lease Schedule (the "Automatic Renewal Term"). Upon timely receipt of such notice of exercise, receipt of the payment of all Rent due under the Lease and payment of the Exercise Price, Lessor will, with exercise of the Purchase Option, execute and deliver to Lessee a Bill of Sale for the Equipment described in the Lease Schedule. Upon failure of the Lessor to so deliver a Bill of Sale, this Option shall then constitute a conveyance of the Equipment in accordance herewith. Payment in full of the Exercise Price shall be due and payable on or before the expiration of the Term, Renewal Term or Automatic Renewal Term. If Lessee has not been in default under the terms of the Lease at the expiration of the Term, Renewal Term or Automatic Renewal Term, Lessee may, upon 120 days advance written notice, notify Lessor of its decision to terminate the Lease Schedule and thereupon Lessee shall, at Lessee's expense, return the Equipment to Lessor at a facility designated by Lessor, according to the terms of the Lease. Lessee shall in all respects remain obligated under the Lease for payment of Rent, care, maintenance, delivery, use and insurance of the Equipment until Lessor inspects and accepts the Equipment. In the event it shall at any time be determined that by reason of the options hereby given or otherwise that the lease of the Equipment to which the Purchase Option or the Renewal Option applies was in fact a sale to the Lessee of the Equipment, the Lessee agrees that neither it nor its successors or assigns has or will have any claim or cause of action against Lessor, its successors or assigns, for any reason for loss sustained by virtue of such determination.

               c. Lessee acknowledges that the Equipment sold by Lessor under the Purchase Option is being sold in an "as is, where is" condition. Lessor makes, and will make, no representations or warranties regarding the Equipment, its suitability for Lessee's purpose, or its compliance with any laws. Lessee hereby assumes all liability for the Equipment and agrees to indemnify Lessor per the terms of the Lease for any claims whatsoever arising out of the purchase of the Equipment.

     7.   INCORPORATION OF LEASE. All of the provisions of the Lease are
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incorporated by reference herein as if set forth fully herein.
Dated: December 29, 2000
LESSEE:                                   LESSOR:
By: /s/ Thomas K. Land                    By: /s/ Johan Finley
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         (Authorized Officer)                        (Authorized Officer)
Print Name: Thomas K. Land                Print Name: Johan Finley
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Title: SVP & CFO                          Title: President
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